UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 29, 2011

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio		44484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Item 3.02                      Unregistered Sales of Equity Securities.

By Form 8-K filed by Stoneridge, Inc. (the “Company”) on November 29, 2011 with the Securities and Exchange Commission the Company previously reported that on November 22, 2011 it, Marcos Ferretti (“Ferretti”), a Brazilian citizen, Adriana Campos De Cerqueira Leite (“Adriana Leite”), a Brazilian citizen (Ferretti and Adriana Leite, the “Sellers”), Alphabet do Brasil Ltda., a Brazilian limited company wholly-owned by the Company (“Alphabet”), PST Eletronica S.A., a Brazilian sociedade anônima (a joint stock company) (“PST”), and Sergio De Cerqueira Leite, a Brazilian citizen (“Leite”), had entered into an Agreement for the Purchase and Sale of Shares of PST (the “PST Purchase Agreement”).

On December 29, 2011 and on January 5, 2012 pursuant to the closing of the PST Purchase Agreement, the Company completed the acquisition of an additional 24% equity interest in PST.  The closing occurred in two parts with the first part occurring on December 29, 2011 with Ferretti (the Company acquiring 8% of PST) and the second part occurring on January 5, 2012 with Adriana Leite (the Company acquiring 16% of PST).  As a result of the closing, the Company now owns 74% of the outstanding equity of PST, which is a Brazil-based electronic system provider focused on security, infotainment and accessories primarily for the automotive and motorcycle markets.  Leite is PST’s President and Chief Executive Officer and pursuant to a separate agreement and in accordance with the PST Purchase Agreement has agreed to serve as PST President and Chief Executive Officer for the next three years.

In exchange for the additional 24% equity interest in PST the Company paid the Sellers $29,668,961 and issued in a private transaction exempt from registration pursuant to Section 4(2) and Regulation D of the Securities Act of 1933, as amended, to the Sellers’ permitted nominees 1,940,413 Company common shares.  The exempt issuance of the Company common shares was made pursuant to the PST Purchase Agreement to the Company’s existing PST joint venture partners’ permitted nominees, without the assistance of any underwriters, brokers or agents and without a general solicitation or general advertisement.  The PST Purchase Agreement and the permitted nominee certificates delivered pursuant to the PST Purchase Agreement included customary representations by the Sellers and their permitted nominees as to their accredited investor status and financial sophistication, etc.  The total consideration the Company agreed to pay pursuant to the PST Purchase Agreement was negotiated over the course of several months of discussions among the parties to the PST Purchase Agreement.  The Company also used valuations prepared by a third party accounting firm in determining the consideration to be paid.

Item 9.01 Financial Statements and Exhibits

Financial Statements

The Company will amend this Form 8-K within the 71 calendar days after the date of this report to file the required financial statements related to PST.

Exhibits

1.	PST Purchase Agreement, dated November 22, 2011

2.
On January 5, 2011, the Company issued a press release announcing the closing of the PST Purchase Agreement described in Item 2.01, above.  A copy of the press release is attached as Exhibit 99.1.  Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: January 5, 2012	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

2.1	PST Purchase Agreement, dated November 22, 2011

99.1	Press Release dated January 5, 2012 announcing the Closing of the PST acquisition